Exhibit 99.1

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously the principal accountants for SmartVideo Technologies, Inc. and, under the date of May 7, 2003, we reported on the financial statements of SmartVideo Technologies, Inc. as of and for the years ended December 31, 2001 and 2002. Spicer Jeffries LLP's professional liability insurance coverage for public reporting companies was not renewed by our previous insurance carrier and we have been unable to obtain new insurance coverage for Public Registrants. Due to this development, we resigned our appointment as their principal accountants on March 8, 2004. We have read SmartVideo Technologies, Inc.'s statements included under Item 4 of its Form 8-K dated March 10, 2004, and we agree with such statements. However, we are not in a position to either agree or disagree with SmartVideo Technologies, Inc.'s statement that they have engaged new auditors.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
March 8, 2004